Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 23, 2005 but effective September 26, 2005, Leiner LLC acquired the PFI Business but not the Non-Acquired Assets. The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma condensed combined balance sheet as of September 24, 2005, and the unaudited pro forma condensed combined statements of operations for the twelve months ended March 26, 2005 and the six months ended September 24, 2005, are presented herein. The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheet of the Company as of September 24, 2005 and PFI as of July 2, 2005. The unaudited pro forma condensed combined statements of operations were prepared using the historical statements of operations of the Company for the twelve months ended March 26, 2005 and for the six months ended September 24, 2005 and for PFI for the twelve months ended January 1, 2005 and for the six months ended July 2, 2005.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had been completed on September 24, 2005, and combines the unaudited condensed balance sheet of the Company as of September 24, 2005 and the unaudited condensed balance sheet of PFI as of July 2, 2005. The unaudited pro forma condensed combined statement of operations combines historical results of the Company for twelve months ended March 26, 2005 and six months ended September 24, 2005 and for PFI for the twelve months ended January 1, 2005 and the six months ended July 2, 2005 and gives effect to the acquisition as if it had occurred on March 28, 2004.

The unaudited pro forma condensed combined financial statements presented herein are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, are based upon the historical consolidated and combined financial statements of Leiner should be read in conjunction with the historical financial statements and related notes of the Company’s“Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the Company’s Quarterly Report on Form 10-Q for the six months ended September 24, 2005 and Annual Report on Form 10-K for the fiscal year ended March 26, 2005. PFI’s financial statements for the six months ended July 2, 2005, were derived from information provided to Leiner by PFI, and which were neither audited nor reviewed by any independent registered public accountants.

LEINER HEALTH PRODUCTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 24, 2005
(In thousands)

ASSETS	Leiner (A)	PFI (B)	Pro forma adjustments	Ref.	Proforma Combined
Current assets:
Cash and cash equivalents	$9,737	$12	$—		$9,737
			(12)	(3)
Accounts receivable, net	61,292	11,812	(4,036)	(3)	69,068
Inventories	154,896	11,883	(3,766)	(3)	163,013
Income tax receivable	10,677	—	—		10,677
Prepaid expenses and other current assets	17,834	869	(869)	(3)	17,834
	0	0
Total current assets	254,436	24,576	(8,683)		270,329
Property, plant and equipment, net	71,633	12,305	(1,023)	(3)	82,915
Goodwill	52,443	—	2,052	(4)	54,495
Other noncurrent assets	18,542	4,958	(397)	(2)	18,145
			(4,958)	(3)

Total assets	$397,054	$41,839	$(13,009)		$425,884

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
Accounts payable	$72,854	$27,615	(22,706)	(3)	$77,763
			(22,706)	(3)
Accrued compensation and benefits	8,035	—	—		8,035
Customer allowances payable	9,890	—	—		9,890
Accrued interest	9,896		—		9,896
Other accrued expenses	16,392	3,043	421	(2)	16,813
			(3,043)	(3)
Current portion of long-term debt	5,091	2,787	(2,787)	(3)	5,091

Total current liabilities	122,158	33,445	(28,115)		127,488
Long-term debt	401,992	38,955	10,500	(1)	412,492
			(38,955)	(3)
Other noncurrent liabilities	156	—	—		156
Total liabilities	524,306	72,400	(56,570)		540,136

Shareholder's deficit:
Common stock	—	—	—		—
Capital in excess of par value	479	—	13,000	(1)	13,479
Accumulated deficit	(131,985)	(30,561)	30,561	(3)	(131,985)
Accumulated other comprehensive income	4,254	—	—		4,254

Total shareholder's deficit	(127,252)	(30,561)	43,561		(114,252)

Total liabilities and shareholder's deficit	$397,054	$41,839	$(13,009)		$425,884

(A)  Represents historical balance sheet of the Company as of September 24, 2005 derived from the unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q.

(B)  Represents historical balance sheet of PFI as of July 2, 2005 incorporated herein.

See accompanying notes to unaudited pro forma condensed combined financial statements.

LEINER HEALTH PRODUCTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 26, 2005
(In thousands)

	Leiner (A)	PFI (B)	Pro forma adjustments	Ref.	Pro forma Combined
Net sales	$684,901	$72,696	$(10,054)	(5)	$747,543

Cost of sales	512,871	63,123	(5,172)	(5)	570,822

Gross profit	172,030	9,573	(4,882)		176,721
Selling, general and administrative expenses	92,666	16,981	(4,354)	(5)	105,293

Research and development expenses	5,299	290	—		5,589
Amortization of other intangibles	250	—			250
Recapitalization expenses	87,982	—			87,982
Other operating expense (income)	2,386	(112)	(180)	(5)	2,094

Operating income (loss)	(16,553)	(7,586)	(348)		(24,487)
Interest expense, net	32,346	3,567	(107)	(5)	33,104
			(3,460)	(6)
			758	(7)
Loss on debt extinguishment	—	511	(511)	(6)	—

Income (loss) before income taxes	(48,899)	(11,664)	2,972		(57,591)
Provision for (benefit from) income taxes	(987)	(3,775)	217	(5)	(1,375)
			3,558	(8)
			(388)	(8)
Net income (loss)	(47,912)	(7,889)	(415)		(56,216)

Accretion on Series A redeemable preferred stock	(39,212)	—	—		(39,212)

Net income (loss) attributable to common shareholders	$(87,124)	$(7,889)	$(415)		$(95,428)

(A)  Represents historical statement of operations of the Company for the year ended March 26, 2005, derived from the audited consolidated financial statements of the Company that were included in its Annual Report on Form 10-K.

(B)  Represents historical statement of operations of PFI for the year ended January 1, 2005, derived from the information provided to Leiner by PFI

See accompanying notes to unaudited pro forma condensed combined financial statements.

LEINER HEALTH PRODUCTS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 24, 2005
(In thousands)

	Leiner (A)	PFI (B)	Pro forma adjustments	Ref.	Pro forma Combined
Net sales	$314,522	$33,355	$(4,614)	(5)	$343,263

Cost of sales	262,722	29,683	(2,522)	(5)	289,883

Gross profit	51,800	3,672	(2,092)		53,380
Selling, general and administrative expenses	44,292	9,566	(2,329)	(5)	51,529

Research and development expenses	2,445	139	—		2,584
Amortization of other intangibles	20	—			20
Other operating expense (income)	605	(25)			580

Operating income (loss)	4,438	(6,008)	237		(1,333)
Interest expense, net	17,540	1,726	(63)	(5)	17,923
			(1,663)	(6)
			383	(7)

Income (loss) before income taxes	(13,102)	(7,734)	1,580		(19,256)
Provision for (benefit from) income taxes	(7,474)	(2,748)	321	(5)	(7,761)
			2,427	(8)
			(287)	(8)

Net income (loss)	$(5,628)	$(4,986)	$(881)		$(11,495)

(A)  Represents historical statement of operations of the Company for the six months ended September 24, 2005, derived from the unaudited condensed consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q.

(B)  Represents historical statement of operations of PFI for the six months ended July 2, 2005 Incorporated herein.

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

On September 23, 2005 but effective September 26, 2005, Leiner LLC acquired the PFI Business but not the Non-Acquired Assets.

The unaudited pro forma condensed combined balance sheet as of September 24, 2005 is based on the unaudited September 24, 2005 Leiner Health Products Inc. (the “Company” or “Leiner”) and the unaudited balance sheet of PFI at July 2, 2005 and has been prepared to reflect the acquisition as if it had been consummated on September 24, 2005.

The unaudited pro forma condensed combined statement of operations for the twelve months ended March 26, 2005 combines the results of operations of the Company for the twelve months ended March 26, 2005 and the audited operating results for the twelve months ended January 1, 2005 of PFI and have been prepared to reflect the acquisition as if it had occurred on March 28, 2004.

The unaudited pro forma condensed combined statement of operations for the six months ended September 24, 2005 combines the results of operations of the Company for the six months ended September 24, 2005 and the unaudited operating results for the six months ended July 1, 2005 of PFI and have been prepared to reflect the acquisition as if it had occurred on March 27, 2005.

The selected unaudited pro forma condensed combined financial information may not be indicative of the historical results that would have occurred had the Company and PFI been combined during these time periods or the future results that may be achieved after the acquisition.

On a combined basis, there were no significant transactions between the Company and PFI during the periods presented. There are no significant differences between the accounting policies of Leiner and PFI.

The pro forma combined provision for income taxes and the pro forma combined balances of deferred taxes may not represent the amounts that would have resulted had the Company and PFI filed consolidated income tax returns during the periods presented. Income taxes in the condensed combined financial statements herein include no additional tax benefit as management believes it is not certain that the Company will realize the tax benefits in the foreseeable future.

2.	Purchase Price

The unaudited pro forma condensed combined financial statements reflect an aggregate purchase price of $22.9 million in cash, and were funded in part by a $13.0 million capital contribution from the Company’s ultimate parent, LHP Holdings, which received such amount from the sale of equity securities to its current stockholders. The balance of the purchase price was funded from the Company’s revolving facility. The acquisition was accounted for under the purchase method and resulted in an estimated $2.1 million of goodwill, subject to final purchase price adjustments and settlements. The purchase price allocation recorded in connection with the Acquisition was based on preliminary estimates of fair values and will be finalized by March 25, 2006 based on the completion of the valuation by the Company of the assets acquired.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(continued)

The assets acquired included inventory associated with the PFI Business, certain accounts receivable, property, plant and equipment. In addition, certain trade payables associated with the PFI Business were assumed.

The component of the purchase price and the preliminary allocation are as follows (in thousands):

Consideration and acquisition costs:
Cash paid to PFI	$22,862
Acqusition costs	1,456

$24,318

Preliminary allocation of purchase price:
Current assets	$15,893
Property, plant and equipment	11,282
Goodwill and acquired intangibles	2,052
Other liabilities assumed	(4,909)

$24,318

As indicated above, some allocations are based on preliminary estimates that are still being finalized. In addition, certain adjustments to the final purchase price are currently being negotiated with PFI. While the ultimate resolution of these matters may result in adjustments to the purchase price allocation, management believes that such amounts will not be materially different from those reflected above.

3.	Pro Forma Adjustments

The following pro forma adjustments are based on preliminary estimates that:

(1)
reflect the cash used to acquire substantially all of the assets of PFI Business. The purchase price was funded by capital contribution of $13.0 million from the Company’s existing equity sponsors and $10.5 million was obtained from the Company’s revolving facility.

(2)
reflect a decrease of $0.4 million in other non-current assets recorded as investment prior to September 24, 2005 that were transaction acquisition related costs. In addition, the Company accrued $0.4 million of acquisition costs to be incurred.

(3)	remove assets and liabilities of PFI not purchased or assumed in the transaction.
(4)	reflect goodwill of approximately $2.1 million based on the preliminary valuation performed by the Company.
(5)	remove profit and loss impact of PFI segment not purchased or assumed in the transaction.
(6)	remove PFI’s interest expenses for debt not assumed by the Company.
(7)	reflect the interest expense the Company would incur on funding of $10.5 million from its existing revolving facility at interest rate of 7.22%.
(8)	remove PFI’s benefits from income taxes and reflect the Company’s pro forma tax rate.

Additionally, the Company had determined that it will discontinue servicing certain non-profitable customers and product lines acquired through the PFI Business.  This discontinuation is estimated to result in a reduction in sales and cost of goods sold of $36.3 million and $33.6 million, respectively, for the twelve month period ending March 26, 2005, and $14.0 million and $13.3 million for the six months ending September 24, 2005.

The Company will also utilize its existing facilities and personnel to manufacture and distribute the products acquired through the PFI Business.  The cost reduction in selling, general and administrative expenses to be realized from this discontinuation of normal PFI Business operations is estimated to be $9.6 million for the twelve months ended March 26, 2005 and $5.8 million for the six months ended September 24, 2005.